EXHIBIT 99.2
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IMPORTANT-BEFORE VOTING PLEASE NOTE THE FOLLOWING: We are not soliciting the voting instructions of the following unitholders for
Item I: unitholders who are (1) directors, officers or employees of Alliance Capital Management L.P. or its general partner and the following members of their families who share the same household with such persons: children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive relationships or (2) Alliance Capital Management L.P.'s general partner and entities affiliated with it.

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                      Vote by Telephone                                                      Vote by Internet

      It's fast, convenient and your vote is immediately                    It's fast, convenient and your vote is immediately
                    confirmed and posted.                                  confirmed and posted.  In addition, you can elect to
                                                                                 receive all future materials by Internet.
      Using a touch-tone telephone, call the toll-free                                        Go to website:
         number which appears on the top left corner                                         WWW.PROXYVOTE.COM

              Just follow these four easy steps:                                    Just follow these four easy steps:

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1.  Read the accompanying Alliance Capital Management                      1. Read the accompanying Alliance Capital Management
    L.P. Proxy Statement and Voting Instruction Form.                         L.P. Proxy Statement and Voting Instruction Form.

2.  Call the toll-free number located on the top left corner               2. Go to the website WWW.PROXYVOTE.COM.
    of your Voting Instruction Form.

3.  Enter your 12-digit Control Number located on your                     3. Enter your 12-digit Control Number located on your
    Voting Instruction Form.                                                  Voting Instruction Form.

4.  Follow the simple recorded instructions.                               4. Follow the simple instructions.

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                   Your vote is important!                                                 Your vote is important!
                     Call 24 hours a day                                                   Go to WWW.PROXYVOTE.COM
                                                                                               24 hours a day

                          If you vote by telephone or Internet, do not return your Voting Instruction Form.
                                                      Thank you for your vote!
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